Exhibit (a)(1)(ii)
LETTER OF TRANSMITTAL
To Tender Shares of Common Stock
(Including the Associated Preferred Stock Purchase Rights)
of
EGL, INC.
Pursuant to its Offer to Purchase
Dated August 30, 2005
THE TENDER OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 28, 2005, UNLESS THE TENDER OFFER IS EXTENDED.
The Depositary for the Tender Offer is:
COMPUTERSHARE INVESTOR SERVICES, L.L.C.

By Registered, Certified Mail or First Class Mail:	By Hand or Courier Delivery:	By Facsimile Transmission (for eligible institutions only):

Computershare Trust Company 350 Indiana St., Suite 800 Golden, CO 80401	Computershare Trust Company 350 Indiana St., Suite 800 Golden, CO 80401	(303) 262-0606
      Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary. The instructions set forth in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.
      THIS LETTER OF TRANSMITTAL MAY NOT BE USED TO TENDER SHARES HELD IN THE EGL, INC. EMPLOYEE STOCK PURCHASE PLAN. INSTEAD, YOU MUST USE THE SEPARATE TENDER INSTRUCTION FORM SENT TO PARTICIPANTS IN THAT PLAN.

Description of Shares Tendered

Name(s) and Address(es) of Registered Holder(s)
(Please fill in, if blank, exactly as	Shares Tendered
name(s) appear(s) on Share Certificate(s))	(Attach additional list if necessary)

Total Number
		of Shares	Number
	Certificate	Represented by	of Shares
	Number(s)*	Certificate(s)	Tendered**

Total Shares:

Indicate in this box the order (by certificate number) in which shares are to be purchased in the event of proration.***
1st: 2nd: 3rd: 4th: 5th:

* DOES NOT need to be completed by shareholders tendering shares by book-entry transfer.
** Unless otherwise indicated, it will be assumed that all shares represented by any certificates delivered to the Depositary are being tendered. See Instruction 4.
*** If you do not designate an order, in the event less than all shares tendered are purchased due to proration, shares will be selected for purchase by the Depositary.

      You should use this Letter of Transmittal if you are tendering physical certificates or are causing the shares to be delivered by book-entry transfer to the Depositary’s account at The Depository Trust Company (“DTC”) pursuant to the procedures set forth in Section 3 of the Offer to Purchase.
      All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Offer to Purchase.
      The tender offer is not being made to (nor will tender of shares be accepted from or on behalf of) shareholders in any jurisdiction where it would be illegal to do so.
      Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery. Certificates for shares, together with a properly completed Letter of Transmittal and any other documents required by this Letter of Transmittal, must be delivered to the Depositary and not to EGL, Inc. or Morrow & Co., Inc., the Information Agent. Any documents delivered to EGL or the Information Agent will not be forwarded to the Depositary and will not be deemed to be properly tendered. DELIVERY OF THIS LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

      This Letter of Transmittal is to be completed only if (a) certificates representing shares are to be forwarded herewith, or (b) an Agent’s Message is utilized, and a tender of shares is to be made concurrently by book-entry transfer to the account maintained by DTC pursuant to Section 3 of the Offer to Purchase. If a shareholder desires to tender shares pursuant to the tender offer and the shareholder’s share certificate is not immediately available or cannot be delivered to the Depositary before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the Depositary before the Expiration Date, the shares still may be tendered, if all of the conditions set forth in Section 3 of the Offer to Purchase are satisfied. See Instruction 2.
      The name(s) and address(es) of the registered holder(s) should be printed, if they are not already printed above, exactly as they appear on the certificates representing shares tendered. The certificate numbers, the number of shares represented by the certificates and the number of shares that the undersigned wishes to tender should be set forth in the appropriate boxes above.

Additional Information if Shares Have Been Lost, Are Being Delivered By Book-Entry Transfer or Are Being
Delivered Pursuant to a Previously Delivered Notice of Guaranteed Delivery
LOST, DESTROYED, STOLEN OR MUTILATED CERTIFICATES
(See Instruction 15)
          If any certificate representing shares you are tendering with this Letter of Transmittal has been lost, stolen, destroyed or mutilated, you should promptly call Computershare Investor Services, L.L.C., as Transfer Agent at (800) 962-4284, regarding the requirements for replacement. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed. You may be required to post a bond to secure against the risk that the certificates may be subsequently recirculated. You are urged to contact the Transfer Agent immediately in order to permit timely processing of this documentation and to determine if the posting of a bond is required. See Instruction 15.

☐	Check here if the certificate(s) for shares being tendered have been lost, destroyed, stolen or mutilated.
BOOK-ENTRY TRANSFER
(See Instruction 2)

☐	Check here if tendered shares are being delivered by book-entry transfer made to an account maintained by the Depositary with DTC and complete the following (only financial institutions that are participants in DTC’s system may deliver shares by book-entry transfer):
       Name of Tendering Institution:

       DTC Account No.:

       Transaction Code No.:

PREVIOUSLY DELIVERED NOTICE OF GUARANTEED DELIVERY
(See Instruction 2)

☐	Check here if tendered shares are being delivered pursuant to a Notice of Guaranteed Delivery previously delivered to the Depositary and complete the following:
       Name(s) of Tendering Shareholder(s):

       Date of Execution of Notice of Guaranteed Delivery:

       Name of Institution that Guaranteed Delivery:

       Window Ticket Number (if any):

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
      CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER
(See Instruction 5)

☐	The undersigned wishes to maximize the chance of having EGL purchase all the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares and is willing to accept the purchase price determined by EGL pursuant to the tender offer. This action will result in receiving a price per share of as low as $22.50 or as high as $26.00.
— OR —
SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER
(See Instruction 5)
          By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price for the shares is less than the price checked. If the purchase price for the shares is equal to or greater than the price checked, then the shares purchased by EGL will be purchased at the purchase price. A shareholder who desires to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered at more than one price (unless those shares were previously tendered and withdrawn).
PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $22.50	☐ $23.25	☐ $24.00	☐ $24.75	☐ $25.50
☐ $22.75	☐ $23.50	☐ $24.25	☐ $25.00	☐ $25.75
☐ $23.00	☐ $23.75	☐ $24.50	☐ $25.25	☐ $26.00
ODD LOTS
(See Instruction 6)
          To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

CONDITIONAL TENDER
(See Instruction 16)
          A tendering shareholder may condition his or her tender of shares upon EGL purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by EGL pursuant to the terms of the tender offer, none of the shares tendered will be purchased. It is the tendering shareholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is: shares.
          If, because of proration, the minimum number of shares designated will not be purchased, EGL may accept conditional tenders by random lot, if necessary, as described in Section 6 of the Offer to Purchase. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked the box below:

☐	The tendered shares represent all shares held by the undersigned.
NOTICE
          The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, EGL may terminate or amend the tender offer or may postpone the acceptance for payment of, or the payment for, shares tendered or may accept for payment fewer than all of the shares tendered. In any event, the undersigned understands that certificate(s) for any shares not tendered or not purchased will be returned to the undersigned at the address indicated above, unless otherwise indicated under the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” below.
          The undersigned understands that acceptance of the shares by EGL for payment will constitute a binding agreement between the undersigned and EGL upon the terms and subject to the conditions of this tender offer.
          The check for the aggregate net purchase price for the shares tendered and purchased will be issued to the order of the undersigned and mailed to the address indicated in the box entitled “Description of Shares Tendered” above, unless otherwise indicated in the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” below. The undersigned acknowledges that EGL has no obligation, pursuant to the “Special Payment Instructions”, to transfer any shares from the name of its registered holder(s), or to order the registration or transfer of shares tendered by book-entry transfer if EGL does not purchase any of the shares.

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 8, 9 and 10)
      To be completed ONLY if certificate(s) for shares not tendered or not purchased and/or any check for the purchase price of the shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) are to be issued in the name of someone other than the undersigned, or if shares tendered hereby and delivered by book-entry transfer which are not purchased are to be returned by credit to an account at DTC other than that designated above.
Issue     ☐ Check to:     ☐ Share certificate(s) to:
Name(s):

(Please Print or Type)
Address:

(Zip Code)

(Taxpayer Identification or Social Security Number)
(Complete Substitute Form W-9)

☐	Credit shares delivered by book-entry transfer and not purchased to the account set forth below:
Account Number:

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 8, 9 and 10)
      To be completed ONLY if certificate(s) for shares not tendered or not purchased and/or any check for the purchase price of the shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) are to be mailed or sent to someone other than the undersigned, or to the undersigned at an address other than that designated in the box entitled “Description of Shares Tendered” above.
Mail     ☐ Check to:     ☐ Share certificate(s) to:
Name(s):

(Please Print or Type)
Address:

(Zip Code)

(Taxpayer Identification or Social Security Number)
(Complete Substitute Form W-9)

IMPORTANT
SHAREHOLDERS SIGN HERE
(PLEASE COMPLETE AND RETURN THE ATTACHED SUBSTITUTE FORM W-9 BELOW)
(Must be signed by registered holder(s) exactly as name(s) appear(s) on certificate(s) for shares or on a security position listing or by persons(s) authorized to become registered holder(s) by certificates and documents transmitted with this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 8.)

Signature(s) of Owner(s)
Name(s):

(Please Print or Type)
Capacity (Full Title):

Address:

(Zip Code)

(Tax Identification or Social Security Number)
(See Substitute Form W-9)
Daytime Area Code and Telephone Number:

Dated: ______________________________ , 2005
GUARANTEE OF SIGNATURE(S)
(IF REQUIRED — SEE INSTRUCTIONS 1 AND 8)
Authorized Signature:

Name:

(Please Print or Type)
Title:

Name of Firm:

Address:

(Zip Code)
Area Code and Telephone Number:

Dated: ______________________________ , 2005

Payer’s Name: Computershare Investor Services, L.L.C.

SUBSTITUTE FORM W-9	Part I — Taxpayer Identification Number — For All Accounts.	Social Security Number OR Employer Identification Number

Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number and Certification	Enter your taxpayer identification number in the appropriate box. For most individuals and sole proprietors, this is your social security number. For other entities, it is your employer identification number. If you do not have a number, see How to Obtain a Taxpayer Identification Number in the enclosed Guidelines. Note: If the account is in more than one name, see the chart in the enclosed Guidelines to determine which number to give.

Part II — For Payees Exempt from Backup Withholding, please write “Exempt” here (see enclosed Guidelines)

Part III. — Certification. — Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
(2) I am not subject to backup withholding because:(a) I am exempt from backup withholding, or(b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or(c) the IRS has notified me that I am no longer subject to backup withholding, and
(3) I am a U.S. person (including a U.S. resident alien).
Certification Instructions. You must cross out item(2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return

	SIGNATURE	DATE:

Name (Please Print)

Address (Please Print)

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE TENDER OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

Ladies and Gentlemen:
      The undersigned hereby tenders to EGL, Inc., a Texas corporation (“EGL”), the above-described shares of common stock, par value $0.001 per share, including the associated preferred stock purchase rights, pursuant to EGL’s offer to purchase up to 9,615,000 shares, at a price per share indicated in this Letter of Transmittal, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 30, 2005 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together, as amended or supplemented from time to time, constitute the tender offer). Unless the context requires otherwise, all references to our shares and our common stock shall include the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of May 23, 2001, with Computershare Investor Services, L.L.C., as Rights Agent. All shares tendered and purchased will include such associated preferred stock purchase rights.
      In the event the final purchase price is less than the maximum price of $26.00 per share and more than 9,615,000 shares are tendered in the tender offer at or below the purchase price, EGL intends to exercise its right to purchase up to an additional 2% of its outstanding shares without extending the tender offer so that it repurchases up to $250 million of its shares. EGL also expressly reserves the right, in its sole discretion, to purchase additional shares subject to applicable legal requirements.
      Subject to, and effective upon, acceptance for payment of and payment for the shares tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of EGL all right, title and interest in and to all the shares that are being tendered hereby and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(1) deliver certificate(s) representing the shares or transfer ownership of the shares on the account books maintained by DTC, together, in either case, with all accompanying evidences of transfer and authenticity, to or upon the order of EGL;

(2) present certificates for the shares for transfer and cancellation on the books of EGL; and

(3) receive all benefits and otherwise exercise all rights of beneficial ownership of the shares, subject to the next paragraph, all in accordance with the terms of the tender offer.
      The undersigned understands that EGL will determine a single per share price, not greater than $26.00 nor less than $22.50 per share, that it will pay for shares validly tendered and not withdrawn pursuant to the tender offer, after taking into account the number of shares so tendered and the prices specified by tendering shareholders. The undersigned understands that EGL will select the lowest purchase price that will allow it to purchase 9,615,000 shares (subject to its rights to increase the total number of shares purchased to the extent permitted by law) or, if a lesser number of shares are validly tendered and not withdrawn, all such shares that are properly tendered and not withdrawn. All shares properly tendered at prices at or below the purchase price and not properly withdrawn will be purchased, subject to the conditions of the tender offer and the “odd lot” priority, proration and conditional tender provisions described in the Offer to Purchase. The undersigned understands that all shareholders whose shares are purchased by EGL will receive the same purchase price for each share purchased in the tender offer.
      The undersigned hereby represents and warrants that the undersigned:

(1) has a “net long position” within the meaning of Rule 14e-4 promulgated under the Securities and Exchange Act of 1934, as amended, in the shares or equivalent securities at least equal to the number of shares being tendered and that the tender of shares complies with Rule 14e-4;

(2) has full power and authority to tender, sell, assign and transfer the shares tendered hereby and that, when the same are accepted for payment by EGL, EGL will acquire good and unencumbered title to the tendered shares, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer of the shares, and not subject to any adverse claims; and

(3) will, upon request, execute and deliver any additional documents deemed by the Depositary or EGL to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby.
      The undersigned understands that tenders of shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute an agreement between the undersigned and EGL upon the terms and subject to the conditions of the tender offer. The undersigned acknowledges that under no circumstances will EGL pay interest on the purchase price.
      The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, EGL may terminate or amend the tender offer or may postpone the acceptance for payment of, or the payment for, shares tendered or may accept for payment fewer than all of the shares tendered.
      Unless otherwise indicated under “Special Payment Instructions”, please issue the check for the purchase price of any shares purchased (less the amount of any federal income or backup withholding tax required to be withheld), and return any shares not tendered or not purchased, in the name(s) of the undersigned or, in the case of shares tendered by book-entry transfer, by credit to the account at DTC designated above. Similarly, unless otherwise indicated under “Special Delivery Instructions”, please mail the check for the purchase price of any shares purchased (less the amount of any federal income or backup withholding tax required to be withheld) and any certificates for shares not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned’s signature(s). In the event that both “Special Payment Instructions” and “Special Delivery Instructions” are completed, please issue the check for the purchase price of any shares purchased (less the amount of any federal income or backup withholding tax required to be withheld) and return any shares not tendered or not purchased in the name(s) of, and mail said check and any certificates to, the person(s) so indicated.
      The undersigned recognizes that EGL has no obligation, pursuant to the “Special Payment Instructions”, to transfer any shares from the name of the registered holder(s) thereof, if EGL does not accept for payment any of the shares so tendered.
      All authority conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer
If you participate in the Employee Stock Purchase Plan, you must not use this Letter Of Transmittal to direct the tender of the shares attributable to your account. Instead, you must use the separate tender instruction form sent to participants in that plan. If you participate in the Employee Stock Purchase Plan, you should read the separate tender instruction form and related materials carefully.
      1. Guarantee of Signatures. No signature guarantee is required if:

(a) this Letter of Transmittal is signed by the registered holder(s) of the shares (which term, for purposes of this document, includes any participant in DTC whose name appears on a security position listing as the owner of shares) tendered and the holder(s) have not completed the box entitled “Special Payment Instructions” or “Special Delivery Instructions” on this Letter of Transmittal; or

(b) shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or an “eligible guarantor institution”, as the term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing constituting an “Eligible Institution”).
      In all other cases, the signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. You may also need to have any certificates you deliver endorsed or accompanied by a stock power, and the signatures on these documents may also need to be guaranteed. See Instruction 8.
      2. Delivery of Letter of Transmittal and Shares; Guaranteed Delivery Procedure. You should use this Letter of Transmittal only if certificates for shares are delivered with it to the Depositary (or the certificates will be delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Depositary) or if a tender for shares is being made concurrently pursuant to the procedures for book-entry transfer set forth in Section 3 of the Offer to Purchase. Certificates for all physically tendered shares or confirmation of a book-entry transfer into the Depositary’s account at DTC of shares tendered electronically, together in each case with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, or an Agent’s Message in the case of a book-entry transfer, and any required signature guarantees and other documents required by the Letter of Transmittal, should be mailed or delivered to the Depositary at the appropriate address set forth in this document and must be received by the Depositary on or before the Expiration Date (as defined in the Offer to Purchase). Delivery of this Letter of Transmittal and any other required documents to DTC does not constitute delivery to the Depositary.
      Agent’s Message. The term “Agent’s Message” means a message transmitted to, and received by, DTC and forming a part of the book-entry confirmation, stating that DTC has received an express acknowledgment from the participant tendering shares through DTC that the participant has received and agrees to be bound by the terms of the Letter of Transmittal and EGL may enforce that agreement against them.
      Guaranteed Delivery. If you cannot deliver your shares and all other required documents to the Depositary by the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the Depositary before the Expiration Date, the shares still may be tendered, if all of the following conditions are satisfied:

•	the tender is made by or through an Eligible Institution;

•	the Depositary receives by hand, mail, overnight courier, or facsimile transmission, on or before the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form EGL has provided with the Offer to Purchase, including (where required) a signature guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery;

•	the certificates for all tendered shares, in proper form for transfer (or confirmation of book-entry transfer of the shares into the Depositary’s account at DTC), together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, or an Agent’s Message in the case of a book-entry transfer, and any required signature guarantees and other documents required by the

Letter of Transmittal, are received by the Depositary within three business days after the date of receipt by the Depositary of the Notice of Guaranteed Delivery.

      The method of delivery of all documents, including certificates for the shares, this Letter of Transmittal and any other required documents is at your option and risk. If you choose to deliver the documents by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
      Except as specifically permitted by Section 6 of the Offer to Purchase, EGL will not accept any alternative, conditional or contingent tenders, and no fractional shares will be purchased. By executing this Letter of Transmittal, you waive any right to receive any notice of the acceptance for payment of the shares.
      3. Inadequate Space. If the space provided in the box captioned “Description of Shares Tendered” is inadequate, then you should list the certificate numbers and/or the number of shares on a separate signed schedule attached hereto.
      4. Partial Tenders (Not applicable to shareholders who tender by book-entry transfer). If you wish to tender (offer to sell) fewer than all of the shares evidenced by any certificates that you deliver to the Depositary, fill in the number of shares that are to be tendered in the column entitled “Number of Shares Tendered” in the box entitled “Description of Shares Tendered”. In that case, if any tendered shares are purchased, a new certificate for the remainder of the shares represented by the old certificate will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the appropriate box on this Letter of Transmittal, as promptly as practicable after the expiration of the tender offer. Unless you indicate otherwise, all shares represented by certificates delivered to the Depositary will be deemed to have been tendered. In the case of shares tendered by book-entry transfer at DTC, the shares will be credited to the appropriate account maintained by the tendering shareholder at DTC. In each case, shares will be returned or credited without expense to the shareholder.
      5. Indication of Price at Which Shares Are Being Tendered. In order to validly tender by this Letter of Transmittal, you must either:

•	check the box under “Shares Tendered at Price Determined Pursuant to the Tender Offer”; OR

•	check the box indicating the price per share at which you are tendering shares under “Shares Tendered at Price Determined by Shareholder”.
      By checking the box under “Shares Tendered at Price Determined Pursuant to the Tender Offer” you agree to accept the purchase price resulting from the tender offer process, which may be as low as $22.50 or as high as $26.00 per share. By checking a box under “Shares Tendered at Price Determined by Shareholder”, you acknowledge that doing so could result in none of the shares being purchased if the purchase price for the shares is less than the price that you checked.
      You may only check one box. If you check more than one box or no boxes, then you will not be deemed to have validly tendered your shares. If you wish to tender portions of your share holdings at different prices, you must complete a separate Letter of Transmittal for each price at which you wish to tender each such portion of your shares. You cannot tender the same shares at more than one price (unless you previously tendered and withdrew those shares, as provided in Section 4 of the Offer to Purchase).
      6. Odd Lots. As described in Section 1 of the Offer to Purchase, if EGL purchases less than all shares tendered and not withdrawn before the Expiration Date, the shares purchased first will consist of all shares tendered by any shareholder who owns, beneficially or of record, an aggregate of fewer than 100 shares and who tenders all of such shares. Even if you otherwise qualify for the “odd lot” preferential treatment, you will not receive such preferential treatment unless you complete the box captioned “Odd Lots”.
      7. Order of Purchase in Event of Proration. Shareholders may specify the order in which their shares are to be purchased in the event that as a result of the proration provisions or otherwise, some but not all of the tendered shares are purchased in the tender offer. The order of purchase may have an effect on the United States federal income tax treatment of the purchase for the shares purchased. See Section 1 and Section 13 of the Offer to Purchase.

      8. Signatures on Letter of Transmittal; Stock Powers and Endorsements.

•	Exact Signatures. If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

•	Joint Holders. If any of the shares tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

•	Different Names on Certificates. If any of the shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

•	Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or shares not tendered or not purchased are to be returned, in the name of any person other than the registered holder(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.
      If this Letter of Transmittal is signed by a person other than the registered holder(s) of the shares tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such shares. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.
      If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Depositary of the authority of such person so to act must be submitted.
      9. Stock Transfer Taxes. Except as provided in this Instruction 9, EGL will pay any stock transfer taxes with respect to the sale and transfer of purchased shares to it or its order pursuant to the tender offer. If, however, payment of the purchase price is to be made to, or shares not tendered or not purchased are to be registered in the name of, any person other than the registered holder(s) of the shares, or if tendered certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s) of the shares, such other person or otherwise) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.
      10. Special Payment and Delivery Instructions. If the check for the purchase price of any shares purchased is to be issued and any shares not tendered or not purchased are to be returned, in the name of a person other than the person(s) signing this Letter of Transmittal or if the check and any certificates for shares not tendered or not purchased are to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address other than that shown above, the boxes captioned “Special Delivery Instructions” and/or “Special Payment Instructions” on this Letter of Transmittal should be completed.
      11. Federal Income Tax Withholding. Under the federal income tax laws, the Depositary will be required to withhold 28% of the amount of any payments made to certain shareholders pursuant to the tender offer. In order to avoid such backup withholding, each tendering shareholder must provide the Depositary with such shareholder’s correct taxpayer identification number by completing the Substitute Form W-9 set forth above.
      In general, if a shareholder is an individual, the taxpayer identification number is the social security number of such individual. If the Depositary is not provided with the correct taxpayer identification number, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service and payments that are made to such shareholder pursuant to the tender offer may be subject to backup withholding. Certain shareholders (including, among others, corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Depositary that a foreign individual qualifies as an exempt recipient, such shareholder must submit an IRS Form W-8, signed under penalties of perjury, attesting to that individual’s exempt status. Such statements can be obtained from the Depositary.

      For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if shares are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.
      Failure to complete the Substitute Form W-9 will not, by itself, cause shares to be deemed invalidly tendered, but may require the Depositary to withhold 28% of the amount of any payments made pursuant to the tender offer. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.
      Note: Failure to complete and return the substitute Form W-9 may result in backup withholding of 28% of any payments made to you pursuant to the tender offer. Please review the enclosed guidelines for certification of taxpayer identification number on substitute Form W-9 for additional details.
      Unless EGL determines that a reduced rate of withholding is applicable pursuant to a tax treaty or that an exemption from withholding is applicable because gross proceeds paid pursuant to the tender offer are effectively connected with the conduct of a trade or business within the United States, EGL will be required to withhold federal income tax at a rate of 30% from such gross proceeds paid to a foreign shareholder or his or her agent. For this purpose, a foreign shareholder is any shareholder that is not:

•	an individual citizen or resident of the United States,

•	a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•	a trust (1) whose administration is subject to the primary supervision of a court within the United States and which has one or more United States persons who have the authority to control all of its substantial decisions, or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.
      If a foreign partnership (or any other entity treated as a foreign partnership for United States federal income tax purposes) holds our stock, then the United States federal income tax withholding treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of foreign partnerships holding our stock should consult their tax advisors regarding the application of federal income tax withholding.
      A foreign shareholder may be eligible to file for a refund of all or a portion of any tax withheld if such shareholder meets the “complete termination”, “substantially disproportionate” or “not essentially equivalent to a dividend” tests described in Section 13 of the Offer to Purchase under the caption “United States Federal Income Tax Consequences” or if such shareholder is entitled to a reduced rate of withholding pursuant to a treaty and EGL withheld at a higher rate.
      In order to obtain a reduced rate of withholding under a tax treaty, a foreign shareholder must deliver to the Depositary, before the payment, a properly completed and executed statement claiming such an exemption or reduction. Such statements can be obtained from the Depositary. In order to claim an exemption from withholding on the grounds that gross proceeds paid pursuant to the tender offer are effectively connected with the conduct of a trade or business within the United States, a foreign shareholder must deliver to the Depositary a properly executed statement claiming exemption. Such statements can be obtained from the Depositary. Foreign shareholders are urged to consult their own tax advisors regarding the application of federal income tax withholding, including eligibility for a withholding tax reduction or exemption and the refund procedure.
      12. Irregularities. All questions as to purchase price, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of shares will be determined by EGL in its sole discretion, which determinations shall be final and binding on all parties. EGL reserves the absolute right to reject any or all tenders of shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of EGL’s counsel, be unlawful. EGL also reserves the absolute right to waive any of the conditions of the tender offer and any defect or irregularity in the tender of any particular shares, and EGL’s interpretation of the terms of the tender offer (including these instructions) will be final and binding on all parties. No tender of shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as EGL shall determine. None of EGL, the Dealer Manager, the Depositary, the Information Agent (as the foregoing are defined in the Offer to Purchase) or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.
      13. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal should be directed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth below.
      14. Stock Option Plans. If you hold vested options in any of EGL’s stock option plans, then you may exercise such vested options as indicated in the instructions separately sent to you by paying the cash exercise price and receiving shares which you may then tender by following the instructions set forth in the Offer to Purchase and this Letter of Transmittal. You must exercise your options by not later than 5:00 p.m., three business days before the expiration of the tender offer, in order to obtain shares to tender by the Expiration Date. Holders of vested stock options are cautioned they may have difficulty securing delivery of shares issued pursuant to vested stock options in a time period sufficient to allow tender of those shares before expiration of the tender offer.
      15. Lost, Stolen, Destroyed or Mutilated Certificates. If your certificate or certificates for part or all of your shares has been lost, stolen, destroyed or mutilated, you should call Computershare Investor Services, L.L.C., as Transfer Agent, at (800) 962-4284 regarding the requirements for replacement. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed. You may be required to post a bond to secure against the risk that the certificate may be subsequently recirculated. You are urged to contact the Transfer Agent immediately in order to receive further instructions, to permit timely processing of this documentation and to determine if the posting of a bond is required.
      16. Conditional Tenders. As described in Sections 1 and 6 of the Offer to Purchase, shareholders may condition their tenders on all or a minimum number of their tendered shares being purchased. If you wish to make a conditional tender you must indicate this in the box captioned “Conditional Tender” in this Letter of Transmittal or, if applicable, the Notice of Guaranteed Delivery. You must calculate and appropriately indicate the minimum number of shares that must be purchased if any are to be purchased in the box in this Letter of Transmittal or the Notice of Guaranteed Delivery.
      As discussed in Sections 1 and 6 of the Offer to Purchase, proration may affect whether EGL accepts conditional tenders and may result in shares tendered pursuant to a conditional tender being deemed withdrawn if the minimum number of shares would not be purchased. If, because of proration, the minimum number of shares that you designate will not be purchased, EGL may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and checked the box so indicating. Upon selection by random lot, if any, EGL will limit its purchase in each case to the designated minimum number of shares.
      All tendered shares will be deemed unconditionally tendered unless the “Conditional Tender” box is completed. If you are an “odd lot” holder and you tender all of your shares, you cannot conditionally tender, since your shares will not be subject to proration. Each shareholder is urged to consult his or her own tax advisor.
      This Letter of Transmittal, properly completed and duly executed, together with certificates representing shares being tendered (or confirmation of book-entry transfer) and all other required documents, must be received before 5:00 p.m., New York City time, on the Expiration Date, or the tendering shareholder must comply with the procedures for guaranteed delivery.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
How to Obtain a Taxpayer Identification Number.—
If you do not have a taxpayer identification number, apply for one immediately. To apply, obtain FORM SS-5, Application for a Social Security Card (for individuals), from your local office of the Social Security Administration, or FORM SS-4, Application for Employer Identification Number (for businesses and all other entities), from your local IRS office.
Payees and Payments Exempt From Backup Withholding.—
Backup withholding is not required on any payments made to the following payees:
      (1) An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).
      (2) The United States or any of its agencies or instrumentalities.
      (3) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
      (4) A foreign government or any of its political subdivisions, agencies or instrumentalities.
      (5) An international organization or any of its agencies or instrumentalities.
Other payees that may be exempt from backup withholding include:
      (6) A corporation.
      (7) A foreign central bank of issue.
      (8) A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
      (9) A futures commission merchant registered with the Commodity Futures Trading Commission.
    (10) A real estate investment trust.
    (11) An entity registered at all times during the tax year under the Investment Company Act of 1940.
    (12) A common trust fund operated by a bank under section 584(a).
    (13) A financial institution.
    (14) A middleman known in the investment community as a nominee or custodian.
    (15) A trust exempt from tax under section 664 or described in section 4947.
Payments of dividends and patronage dividends generally exempt from backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) distributions made by an ESOP.
Payments of interest generally exempt from backup withholding include the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).

•	Payments described in section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.
Payments that are not subject to information reporting also are not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N, and their regulations.
Penalties
Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
Criminal Penalty for Falsifying Information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
Privacy Act Notice. — Section 6109 requires most recipients of dividends, interest, or other payments to furnish their correct taxpayer identification number to persons who must file information returns with the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable income of a taxpayer who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

What Name and Number to Give the Requester

Give Name and SOCIAL SECURITY number
For this type of account		of:

1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship or single-owner LLC	The owner(3)

Give Name and EMPLOYER IDENTIFICATION number
For this type of account		of:

6.	Sole proprietorship or single-owner LLC	The owner(3)
7.	A valid trust, estate, or pension trust	Legal entity(4)
8.	Corporate or LLC electing corporate status on Form 8832	The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10.	Partnership or multi-member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

For Additional Information Contact Your Tax Consultant or
the Internal Revenue Service

(1)	List first and circle the name of the person whose number you furnish.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number.
(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

The Information Agent for the Tender Offer is:
Morrow & Co., Inc.
445 Park Avenue, 5th Floor
New York, New York 10022
(212) 754-8000
Securityholders, Please Call Toll Free: (800) 607-0088
Banks and Brokers Call: (800) 654-2468
E-mail: egl.info@morrowco.com
The Dealer Manager for the Tender Offer is:
Banc of America Securities LLC
9 West 57th Street
New York, New York 10019
(212) 583-8502
(888) 583-8900, ext. 8502 (Call Toll Free)